UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

Insys Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35902	51-0327886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100 Chandler, Arizona		85286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 910-2617

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

_	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2017, Insys Therapeutics, Inc. (the “Company”) announced that, effective August 7, 2017, Andrew G. Long will be the Company’s new Chief Financial Officer (“CFO”). On May 16, 2017, the Company had announced that Darryl S. Baker, the Company's current CFO, would be transitioning from the role of CFO when a successor was hired.

Mr. Long will receive cash compensation as follows: (i) annual base salary of $350,000 and (ii) eligibility of annual performance-based cash bonus set at a target level of sixty percent (60%) of his annual base salary. For 2017, any year-end cash bonus will be prorated from the date of hire.  Upon the commencement of his employment and contingent upon compensation committee approval, Mr. Long will also receive an initial equity grant as follows: (i) 100,000 stock options and (ii) 15,000 restricted stock units. Such equity awards are subject to such other terms and conditions as set forth in the applicable equity plan and any relevant grant agreement accompanying such grants.  The option grant will vest monthly and equally over the next forty-eight (48) months and the restricted stock units will vest 1/3 annually with 100% vested after completion of thirty-six (36) months. The Company expects to enter into its standard officer indemnification agreement with Mr. Long and his agreement contains other standard provisions and customary benefits such as relocation assistance, health and life insurance, retirement benefits and non-compete obligations.  On July 18, 2017, the Company issued a press release announcing Mr. Long’s appointment as CFO. A copy of this press release is attached hereto as Exhibit 99.1.

On July 13, 2017, Dr. Ted Stanley, one of the members of the Company’s Board of Directors (the “Board”), passed away.  The Board has not filled this existing vacancy on the Board at this time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 18, 2017 Announcing Appointment of Andrew G. Long as Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insys Therapeutics, Inc.

Date: July 19, 2017	By:	/s/ Darry S. Baker
Darryl S. Baker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 18, 2017 Announcing Appointment of Andrew G. Long as Chief Financial Officer